CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of NYLIM VP Funds Trust (formerly known as New York Life Investments VP Funds Trust) of our reports dated February 25, 2026, relating to the financial statements and financial highlights for the portfolios constituting NYLIM VP Funds Trust listed in Appendix A (the “Portfolios”), which appear in the Portfolios’ Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
April 16, 2026

Appendix A

NYLIM VP Funds Trust (formerly known as New York Life Investments VP Funds Trust)

1. NYLIM VP Hedge Multi-Strategy Portfolio (formerly NYLI VP Hedge Multi-Strategy Portfolio)

2. NYLIM VP Balanced Portfolio (formerly NYLI VP Balanced Portfolio)

3. NYLIM VP Bond Portfolio (formerly NYLI VP Bond Portfolio)

4. NYLIM VP Dimensional U.S. Equity Portfolio (formerly NYLI VP Dimensional U.S. Equity Portfolio)

5. NYLIM VP Conservative Allocation Portfolio (formerly NYLI VP Conservative Allocation Portfolio)

6. NYLIM VP MacKay Convertible Portfolio (formerly NYLI VP MacKay Convertible Portfolio)

7. NYLIM VP Wellington Growth Portfolio (formerly NYLI VP Wellington Growth Portfolio)

8. NYLIM VP CBRE Global Infrastructure Portfolio (formerly NYLI VP CBRE Global Infrastructure Portfolio)

9. NYLIM VP Small Cap Growth Portfolio (formerly NYLI VP Small Cap Growth Portfolio)

10. NYLIM VP Candriam Emerging Markets Equity Portfolio (formerly NYLI VP Candriam Emerging Markets Equity Portfolio)

11. NYLIM VP Floating Rate Portfolio (formerly NYLI VP Floating Rate Portfolio)

12. NYLIM VP MacKay U.S. Infrastructure Bond Portfolio (formerly NYLI VP MacKay U.S. Infrastructure Bond Portfolio)

13. NYLIM VP Equity Allocation Portfolio (formerly NYLI VP Equity Allocation Portfolio)

14. NYLIM VP MacKay High Yield Corporate Bond Portfolio (formerly NYLI VP MacKay High Yield Corporate Bond Portfolio)

15. NYLIM VP Epoch U.S. Equity Yield Portfolio (formerly NYLI VP Epoch U.S. Equity Yield Portfolio)

16. NYLIM VP Income Builder Portfolio (formerly NYLI VP Income Builder Portfolio)

17. NYLIM VP PineStone International Equity Portfolio (formerly NYLI VP PineStone International Equity Portfolio)

18. NYLIM VP Janus Henderson Balanced Portfolio (formerly NYLI VP Janus Henderson Balanced Portfolio)

19. NYLIM VP Winslow Large Cap Growth Portfolio (formerly NYLI VP Winslow Large Cap Growth Portfolio)

20. NYLIM VP Fidelity Institutional AM Utilities Portfolio (formerly NYLI VP Fidelity Institutional AM Utilities Portfolio)

21. NYLIM VP Schroders Mid Cap Opportunities Portfolio (formerly NYLI VP Schroders Mid Cap Opportunities Portfolio)

22. NYLIM VP Moderate Allocation Portfolio (formerly NYLI VP Moderate Allocation Portfolio)

23. NYLIM VP Growth Allocation Portfolio (formerly NYLI VP Growth Allocation Portfolio)

24. NYLIM VP PIMCO Real Return Portfolio (formerly NYLI VP PIMCO Real Return Portfolio)

25. NYLIM VP S&P 500 Index Portfolio (formerly NYLI VP S&P 500 Index Portfolio)

26. NYLIM VP American Century Large Cap Equity Portfolio (formerly NYLI VP American Century Sustainable Equity Portfolio)

27. NYLIM VP Wellington Small Cap Portfolio (formerly NYLI VP Wellington Small Cap Portfolio)

28. NYLIM VP U.S. Government Money Market Portfolio (formerly NYLI VP U.S. Government Money Market Portfolio)

29. NYLIM VP MacKay Strategic Bond Portfolio (formerly NYLI VP MacKay Strategic Bond Portfolio)

30. NYLIM VP Natural Resources Portfolio (formerly NYLI VP Natural Resources Portfolio)

31. NYLIM VP Newton Technology Growth Portfolio (formerly NYLI VP Newton Technology Growth Portfolio)

32. NYLIM VP MFS Investors Trust Portfolio (formerly NYLI VP MFS Investors Trust Portfolio)

33. NYLIM VP MFS Research Portfolio (formerly NYLI VP MFS Research Portfolio)